EXHIBIT 10.6.1

                         Amendments to HRE Properties
                             Stock Option Plan
                             Dated June 9, 1993

          Section 7 of the Stock Option Plan of HRE Properties (the "Plan") is modified as follows:

           (I)           A new subsection (h) is added, as follows:

                         (h) No stock appreciation right held by a Trustee or officer of the Trust may be exercised, if such exercise would result in full or partial settlement of the stock appreciation right in cash, unless:

                                    (A.)    such stock appreciation right has
                                            been held for at least six months
                                            from date of grant; and

                                    (B.)    such stock appreciation right is
                                            exercised during the period begin-
                                            ning on the third business day
                                            following the date of release of
                                            quarterly or annual statements of
                                            revenues and net income of the
                                            Trust and ending on the twelfth
                                            business day following such date,
                                            unless a different period is speci-
                                            fied by Rule 16b-3(e) or any suc-
                                            cessor rule.



         (II) Subsequent subsections in Section 7 and all references to existing paragraph (h) would be relettered or adjusted accordingly.

         (III) The first sentence of relettered paragraph (i) is revised to read as follows:

                         (i) Upon a Change of Control, all stock appreciation rights granted in relation to non-statutory op- tions, or to statutory options granted on or after January 8, 1985, shall become fully exercisable for cash and shall remain so exercisable for 60 days after the date of such Change of Control; provided, however, that, notwithstanding the fore- going, stock appreciation rights held by a Trustee or officer of the Trust shall be subject to the provisions of paragraph
                                    (h) above.